UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2026

KKR Enhanced US Direct Lending Fund-L Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-01724	99-6101395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street 50th Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(415) 315-3620

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Check the appropriate

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2026, the Board of Directors (the “Board”) of KKR Enhanced US Direct Lending Fund-L Inc. (the “Company”) appointed Ms. Annette O’Donnell-Butner as Chief Compliance Officer of the Company, effective as of July 8, 2026. In connection with the appointment of Ms. O’Donnell-Butner, Mr. Mike Nguyen resigned in his capacity as Chief Compliance Officer of the Company, effective as of July 8, 2026. Mr. Nguyen’s resignation as Chief Compliance Officer of the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Ms. O’Donnell-Butner has not been appointed to serve as Chief Compliance Officer pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Ms. O’Donnell-Butner and any of the Company’s Directors or other executive officers, and there are no related party transactions with regard to Ms. O’Donnell-Butner that are reportable under Item 404(a) of Regulation S-K. Ms. O’Donnell-Butner will not receive any direct compensation from the Company.

Set forth below is biographical information pertaining to Ms. O’Donnell-Butner:

Ms. O’Donnell-Butner, age 57, joined KKR Credit Advisors (US) LLC in 2009 and is a Managing Director and Chief Compliance Officer. She holds a B.A. from Pennsylvania State University and a J.D. from Oklahoma City University School of Law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR ENHANCED US DIRECT LENDING FUND-L INC.

Date: July 17, 2026	By:	/s/ Shawn Donovan
Shawn Donovan
General Counsel and Secretary